Execution Version

Exhibit 10.11

VOID AFTER 5:00 P.M. EASTERN TIME, MAY 17, 2031

SERIES C WARRANT

for the Purchase of

100,000 Shares of Common Stock

of

NUVVE HOLDING CORP.

Original Issue Date: May 17, 2021

NUVVE HOLDING CORP. HEREBY CERTIFIES THAT Evolve Transition Infrastructure LP, or its registered assigns (the “Holder”), is the registered owner of this Series C Warrant of Nuvve Holding Corp. (the “Company”), exercisable for shares of Common Stock, par value $0.0001 (the “Common Stock”), of the Company. This Series C Warrant is one of a series of duly authorized warrants, denominated as Series C  Warrants, which are being issued pursuant to the Letter Agreement concurrently with four other series of duly authorized warrants, denominated as Series B, Series D, Series E, and Series F Warrants (collectively, with the Series C Warrants, the “Warrants”). Unless the context otherwise requires, references to the “Holders” are to the holders of all the Warrants.

This Series C Warrant is exercisable for 100,000 shares of Common Stock (the “Exercise Shares”). Each Series C Warrant entitles the registered holder upon exercise at any time from 9:00 a.m. on the applicable Exercisability Date (as defined below) until 5:00 p.m., New York City Time on May 17, 2031 (the “Expiration Time”), to receive from the Company an amount of fully paid and nonassessable shares of Common Stock (the “Warrant Shares”) at an initial exercise price (the “Exercise Price”) of fifteen dollars ($15) (as such price may be adjusted as provided in this Warrant), subject to the conditions and terms set forth herein. The Exercise Price and the number of Warrant Shares issuable upon exercise of the Series C Warrant are subject to adjustment upon the occurrence of certain events set forth in this Warrant.

To the extent vested pursuant to the Vesting Schedule contained in Section 2 below, this Warrant may be exercised at any time on or after the date that is 180 days after the applicable Vesting Date (each such date, an “Exercisability Date”) and on or before the Expiration Time; provided that holders shall be able to exercise their Warrants only if the exercise of such Warrants is exempt from, or in compliance with, the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of the Warrants or other persons to whom it is proposed that any Warrant Shares be issued on exercise of the Warrants reside (any exercise that would not, in the opinion of the Company upon advice of counsel, qualify for exemption from the registration requirements of the Securities Act will be effected as an exchange of the Warrants for Warrant Shares as provided herein).

1.Definitions.
1.1.Definitions. As used in this Warrant, the following terms shall have the following respective meanings.

“act” has the meaning set forth in Section 7.2.1.

“Accredited Investor Certificate” means a certificate substantially in the form of Exhibit B hereto.

“Affiliate” shall have the meaning ascribed to it, on the date hereof, in Rule 405 under the Securities Act.

“Average VWAP” per share over a certain period shall mean the arithmetic average of the VWAP per share for each Trading Day in such period.

“Board of Directors” shall mean the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

“Business Combination” means a merger, consolidation, statutory exchange or similar transaction of the Company with another Person.

“Business Day” shall mean Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the States of Texas or New York shall not be regarded as a Business Day.

“Capital Stock” means:

(1)in the case of a corporation, corporate stock;

(2)in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, respectively; and

(4)any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Exercise” has the meaning assigned to such term in Section 4.1.2.

“Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation of the Company, as amended or modified.

“Change of Control” shall mean

(i) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of a merger or consolidation, which is covered by subsection (ii) below, and for the avoidance of doubt, other than non-exclusive licenses of the Company’s intellectual property), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries, taken as a whole, to any Person;

(ii) the consummation of any transaction (including, without limitation, pursuant to a merger or consolidation), the result of which is that any Person becomes the “beneficial owner” (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the Company; provided, however, solely for purposes of this subsection (ii), a “Person” shall include, in connection with a direct merger of a publicly traded entity with the Company, the shareholders of such publicly traded entity with whom the Company merges; or

(iii) any event which constitutes a “Change of Control” under any indenture or similar agreement governing the outstanding (as of the Issue Date) or future senior notes or debentures of the Company and such “Change of Control” is not waived by the holders of such notes or debentures pursuant to the applicable indenture or similar agreement.

“Closing Sale Price” of the Common Stock shall mean, as of any date, the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. In the absence of such a quotation, the Closing Sale Price shall be an amount determined reasonably and in good faith by the Board of Directors to be the fair market value of a share of Common Stock based on relevant facts and circumstances at the time of any such determination.

“Commission” means the Securities and Exchange Commission.

“Common Stock” shall mean the common stock, par value $0.0001 per share, of the Company or any other Capital Stock of the Company into which such common stock shall be reclassified or changed.

“Company” shall mean Nuvve Holding Corp., a Delaware corporation or any successor to the Company.

“Evolve” means Evolve Transition Infrastructure LP, a Delaware limited partnership.

“Ex-Date” means, when used with respect to any issuance of or distribution in respect of the Common Stock or any other securities, the first date on which the Common Stock or such other securities trade without the right to receive such issuance or distribution.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exercise Notice” has the meaning assigned to such term in Section 4.1.2.

“Exercise Price” means $15 per Warrant Share, subject to adjustment pursuant to Section 6.1.

“Exercise Shares” has the meaning assigned to such term in Section 4.1.3.

“Expiration Time” has the meaning assigned to such term in Section 4.1.1.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board Accounting Standards Codification or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

“Holder” or “Warrantholder” means the registered holder of any Warrant.

“Issue Date” means May 17, 2021.

“Letter Agreement” means that certain Letter Agreement, dated as of May 17, 2021, by and among Stonepeak, Evolve and Nuvve Holding Corp.

“Market Value” means the Average VWAP during a 10 consecutive Trading Day period ending on the Trading Day immediately prior to the date of determination.

“Nasdaq” means the Nasdaq Capital Market, Nasdaq Global Market or Nasdaq Global Select Market, as applicable.

“Nasdaq Stockholder Approval” has the meaning assigned to such term in Section 3.5.1.

“National Securities Exchange” shall mean an exchange registered with the Commission under Section 6(a) of the Exchange Act.

“Net Share Settlement” has the meaning assigned to such term in Section 4.1.2.

“Net Share Settlement Election” has the meaning assigned to such term in Section 4.1.2.

“Officer” shall mean the Chief Executive Officer, the President and Chief Operating Officer, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company.

“Option” shall mean the right of Stonepeak and Evolve to purchase a share of Common Stock pursuant to that certain Securities Purchase Agreement, dated as of May 17, 2021, between Nuvve Holding Corp., Stonepeak and Evolve, which is attached hereto as Exhibit C.

“Option Securities” has the meaning assigned to such term in Section 3.5.1.

“Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

“Pro Rata Repurchases” means any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to (i) any tender offer or exchange offer directed to all of the holders of Common Stock subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (ii) any other tender offer available to substantially all holders of Common Stock, in the case of both (i) and (ii), whether for cash, shares of Capital

Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while the Warrants are outstanding, other than purchases in the open market that do not constitute a tender offer subject to Section 13(e) or 14(e). The “Effective Date” of a Pro Rata Repurchase shall mean the date of purchase with respect to any Pro Rata Purchase.

“Reduction Event” shall have the meaning assigned to such term in Section 3.5.1.

“Register” means the register established by the Company pursuant to Section 3.3.1.

“Registrar” means a Person engaged to maintain the Register.

“Restricted Legend” means the legend set forth in Exhibit D.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means a certificate substantially in the form of Exhibit A hereto.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Stockholder Approval Threshold” shall have the meaning assigned to such term in Section 3.5.1.

“Stonepeak” means Stonepeak Rocket Holdings LP.

“Stonepeak Group” means Stonepeak Rocket Holdings LP, Stonepeak Partners LP and their controlled Affiliates.

“Trading Day” shall mean a day during which trading in securities generally occurs on the Nasdaq Capital Market or, if the Common Stock is not listed on the Nasdaq Capital Market, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, “Trading Day” shall mean a Business Day.

“Transfer Agent” has the meaning assigned to such term in Section 5.3.2.

“Trigger Event” has the meaning assigned to such term in Section 6.1.1(i).

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg page “NVVE <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day; or, if such price is not available, “VWAP” means the market value per share of Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Company for this purpose.

“Warrant Exercise” has the meaning assigned to such term in Section 4.1.2.

“Warrant Shares” has the meaning assigned to such term in the Recitals.

“Warrants” has the meaning assigned to such term in the Recitals and includes Warrants issued on the Issue Date and additional Warrants, if any, in each case issued to the Holders hereunder.

1.2.Rules of Construction. Unless the context otherwise requires:
1.2.1.a term has the meaning assigned to it;
1.2.2.an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
1.2.3.“or” is not exclusive;
1.2.4.words in the singular include the plural, and words in the plural include the singular;
1.2.5.“herein,” “hereof” and other words of similar import refer to this Warrant as a whole and not to any particular Article, Section or other subdivision;
1.2.6.when the words “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation;”
1.2.7.all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Warrant unless otherwise indicated; and
1.2.8.references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations).
2.Vesting Schedule.

This Warrant shall vest 50% on the Issue Date and 50% on the Subsequent Vesting Date (each of the Issue Date and Subsequent Vesting Date, a “Vesting Date”). The Subsequent Vesting Date shall be the date that Levo Mobility LLC, a Delaware limited liability company and subsidiary of the Company, has entered into contracts with third parties to spend at least $125 million in aggregate of capital expenditures after the Issue Date. The Company shall provide the Holders with written notice no later than five Business Days prior to the Subsequent Vesting Date containing the date of the Subsequent Vesting Date.

3.The Warrants.
3.1.Legends.
3.1.1.Except as otherwise provided in 3.1.2 or Section 3.4, this Warrant will bear the Restricted Legend.
3.1.2.(i) If the Company determines (upon the advice of counsel and such other certifications and evidence as the Company may reasonably require) that the Warrant is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need to satisfy current information or other requirements therein and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Warrant are effected in compliance with the Securities Act, or (ii) after the Warrant is sold pursuant to an effective registration statement under the Securities Act, then, in each case, the Company may cancel the Warrant and issue to the Holder thereof (or to its transferee) a new Warrant of like tenor, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend.
3.1.3.By its acceptance of the Warrant bearing the Restricted Legend, each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Warrant set forth herein and in the Restricted Legend and agrees that it will transfer such Warrant only in accordance with the terms hereof and such legend.
3.2.Replacement Warrants. The Company shall issue replacement Warrants in substantially the form of this Warrant for those certificates alleged to have been lost, stolen or destroyed, upon receipt by the Company of an open penalty surety bond satisfactory to it and holding it and Company harmless, absent notice to the Company that such certificates have been acquired by a bona fide purchaser. The Company may, at its option, issue replacement Warrants for mutilated certificates upon presentation thereof without such indemnity. The Company may charge the Holder for the expenses of the Company in replacing a Warrant.
3.3.Registration, Transfer and Exchange.
3.3.1.The Company shall maintain a register (the “Register”) for registering the record ownership of the Warrants by the Holders and transfers and exchanges of the Warrants. Each Warrant will be registered in the name of the Holder thereof or its nominee.
3.3.2.A Holder may transfer a Warrant to another Person or exchange a Warrant for another Warrant by presenting to the Company a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required hereby. The Company will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the Register maintained by the Company for such purpose; provided that no transfer or exchange will be effective until it is registered in the Register. Prior to the registration of any transfer, the Company and its agents will treat the Person in whose name the Warrant is registered as the owner and Holder thereof for all purposes, and will not be affected by notice to the contrary.

From time to time the Company will execute additional Warrants as necessary in order to permit the registration of a transfer or exchange in accordance with this Section. All Warrants issued upon transfer or exchange shall be the duly authorized, executed and delivered Warrants of the Company.

No service charge will be imposed in connection with any transfer or exchange of any Warrant.

A party requesting transfer of Warrants or other securities must provide any evidence of authority that may be required by the Company, including but not limited to, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association.

3.3.3.Subject to compliance with Sections 3.2 and 3.4, if a Warrant is transferred or exchanged for another Warrant, the Company will (i) cancel the Warrant being transferred or exchanged, (ii) deliver one or more new Warrants which (in the aggregate) reflect the amount equal to the amount of Warrants being transferred or exchanged to the transferee (in the case of a transfer) or the Holder of the canceled Warrant (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (iii) if such transfer or exchange involves less than the entire amount of the canceled Warrant, deliver to the Holder thereof one or more Warrants which (in the aggregate) reflect the amount of the untransferred or unexchanged portion of the canceled Warrant, registered in the name of the Holder thereof.
3.4.Restrictions on Transfer and Exchange.
3.4.1.The transfer or exchange of any Warrant may only be made in accordance with this Section 3.4 and Section 3.3; provided, that, if such Warrant has not vested pursuant to the applicable Warrant Certificate, such transfer may only be made to a member of the Stonepeak Group. The Person requesting the transfer or exchange must deliver or cause to be delivered to the Company a duly completed Rule 144A Certificate or Accredited Investor Certificate and such other certifications and evidence as the Company may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States.
3.4.2.No certification is required in connection with any transfer or exchange of any Warrant (or a beneficial interest therein):
(a)after such Warrant is eligible for resale pursuant to Rule 144 under the Securities Act (or a successor provision) without the need to satisfy current information or other requirements therein; provided that the Company may require from any Person requesting a transfer or exchange in reliance upon this clause (i) any other reasonable certifications and evidence in order to support such certificate; or
(b)sold pursuant to an effective registration statement.

Any Warrant delivered in reliance upon this paragraph will not bear the Restricted Legend.

3.4.3.Notwithstanding anything herein to the contrary, no Warrant may be transferred until after the earlier to occur of (i) the full execution of the Transaction Documents (as defined in the Letter Agreement), and (ii) the termination of the Letter Agreement by Stonepeak or the Company pursuant to Section 6(a)(ii) thereof, where, in the case of a termination by the Company, either (A) the Company has not elected to purchase such Warrant in accordance with Section 6(b) of the Letter Agreement, or (B) the Company has elected to purchase such Warrant in accordance with Section 6(b) of the Letter Agreement but the

Company’s right to purchase was thereafter extinguished in accordance with Section 6(b) of the Letter Agreement.
3.5.Stockholder Approval; Priority.
3.5.1.Notwithstanding anything to the contrary contained in the Warrants, the aggregate number of shares of Common Stock that may be issued under the Warrants and the Options (collectively, the “Option Securities”) shall not exceed the maximum number of shares of Common Stock which the Company may issue without stockholder approval under the stockholder approval rules of Nasdaq, including Rule 5635(a) and Rule 5635(d) of the Nasdaq Stock Market Rules, unless the requisite stockholder approval has been obtained (“Nasdaq Stockholder Approval”); provided, that if the number of shares of Common Stock that may be issued under the Option Securities would require Nasdaq Stockholder Approval and such Nasdaq Stockholder Approval has not been obtained (a “Reduction Event”), the number of Option Securities exercisable by the Holders until such time that Nasdaq Stockholder Approval is obtained shall be reduced such that the number of shares of Common Stock issuable upon exercise of the Option Securities shall not exceed an aggregate of 3,729,622 shares of Common Stock (such number of shares, the “Stockholder Approval Threshold”).
3.5.2.In the event of a Reduction Event, until such time that Nasdaq Stockholder Approval is obtained, the number of Option Securities exercisable by the Holders shall be reduced in the following manner:
(a)first, the number of Options exercisable shall be reduced until the aggregate number of shares of Common Stock issuable under the remaining number of Option Securities equals the Stockholder Approval Threshold;
(b)second, if the aggregate number of shares of Common Stock issuable under the Option Securities exceeds the Stockholder Approval Threshold after giving effect to such reduction in Section 3.5.2(a), then the number of unvested Warrants that would become exercisable by the Holders upon vesting shall be reduced until the aggregate number of shares of Common Stock issuable under the remaining number of Option Securities equals the Stockholder Approval Threshold; provided, that for purposes of effecting any reduction pursuant to this Section 3.5.2(b), (A) the unvested Series F Warrants that would become exercisable by the Holders upon vesting shall be reduced to the maximum extent necessary prior to effecting any reduction of the unvested Series E Warrants that would become exercisable by the Holders upon vesting, (B) the unvested Series E Warrants that would become exercisable by the Holders upon vesting shall be reduced to the maximum extent necessary prior to effecting any reduction of the unvested Series D Warrants that would become exercisable by the Holders upon vesting, (C) the unvested Series D Warrants that would become exercisable by the Holders upon vesting shall be reduced to the maximum extent necessary prior to effecting any reduction of the unvested Series C Warrants that would become exercisable by the Holders upon vesting and (D) the unvested Series C Warrants that would become exercisable by the Holders upon vesting shall be reduced to the maximum extent necessary prior to effecting any reduction of the unvested Series B Warrants that would become exercisable by the Holders upon vesting;
(c)third, if the aggregate number of shares of Common Stock issuable under the Option Securities exceeds the Stockholder Approval Threshold after giving effect to such reduction in Section 3.5.2(b), then the number of vested Warrants exercisable by the Holders shall be reduced until the aggregate number of shares of Common Stock issuable under the remaining number of Option Securities equals the Stockholder Approval Threshold; provided, that for purposes of effecting any reduction pursuant to this Section 3.5.2(c), (A) the vested Series F Warrants exercisable by the Holders shall be reduced to the maximum extent necessary prior to effecting any reduction of the vested Series E Warrants exercisable by the Holders, (B) the vested Series E Warrants exercisable by the Holders shall be reduced to the maximum extent necessary prior to effecting any reduction of the vested Series D Warrants exercisable by the Holders, (C) the vested Series D Warrants exercisable by the Holders shall be reduced to the maximum extent necessary prior to effecting any reduction of the vested Series C Warrants exercisable by the Holders and (D) the vested Series C Warrants exercisable by the Holders shall be reduced to the maximum extent necessary prior to effecting any reduction of the vested Series B Warrants exercisable by the Holders.
3.5.3.The Company shall not issue any Warrant Shares upon an exercise or otherwise pursuant to the terms of the Warrant, and any exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, a Holder together with its affiliates collectively would beneficially own in excess of 19.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion, except that the Maximum Percentage shall not apply in the event that the Company obtains the approval of its stockholders as required by the applicable rules of Nasdaq for issuances of shares of Common Stock pursuant to the Option Securities in excess of such limitation. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by a Holder and its affiliates shall include the number of shares of Common Stock held by the Holder and its affiliates plus the number of shares of Common Stock issuable upon an exercise with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of such Holder’s remaining Option Securities and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company beneficially owned by the HOlder or its affiliates subject to a limitation on conversion or exercise analogous to the limitation contained in this Section. For purposes of this Section, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act (as defined below). For purposes of determining the number of outstanding shares of Common Stock a Holder may acquire pursuant to the terms of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or its transfer agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an exercise from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such exercise would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section, to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such exercised. For any reason at any time, upon the written or oral request of a Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In the event that the issuance of shares of Common Stock to a Holder upon an exercise or otherwise pursuant to the terms of the Warrants results in a Holder and its affiliates being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock, the number of shares so issued in excess of the Maximum Percentage for the Holder and its affiliates (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and a Holder shall not have the power to vote or to transfer the Excess Shares. For purposes of clarity, any shares of Common Stock issuable pursuant to the terms of the Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to make an exercise pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor in interest to this Warrant.
4.Terms of Exercise.
4.1.Exercise.
4.1.1.Subject to the terms hereof, this Warrant shall be exercisable, at the election of the Holder thereof, either in full or from time to time in part during the period commencing at the opening of business on the applicable Exercisability Date and until 5:00 p.m., New York City time, on May 17, 2031 (the “Expiration Time”), and shall entitle the Holder thereof to receive Warrant Shares from the Company through a Cash Exercise pursuant to Section 4.1.2 or, at the Holder’s election, a Net Share Settlement pursuant to Section 4.1.3; provided that Holders shall be able to exercise their Warrants only if the exercise of such Warrants is exempt from, or in compliance with, the registration requirements of the Securities Act and such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of the Warrants or other persons to whom it is proposed that any Warrant Shares be issued on exercise of the Warrants reside. No adjustments as to dividends will be made upon exercise of the Warrants. Each Warrant not exercised prior to the Expiration Time shall become void and all rights thereunder and all rights in respect thereof under this Warrant shall cease as of such time.
4.1.2.In order to exercise all or any of the Warrants, the Holder thereof must deliver to the Company (i) such Warrants, (ii) the form of election to exercise provided herein duly filled in and signed (the “Exercise Notice”) and on which such Holder may elect to have the exercise of Warrants set forth in the Exercise Notice (the “Warrant Exercise”) net share settled pursuant to the procedures set forth in Section 4.1.3 (a “Net Share Settlement,” and such election to net share settle, a “Net Share Settlement Election”), and (iii) if such Holder does not make a Net Share Settlement Election, payment in full, by wire transfer of immediately available funds to a bank account or accounts to be designated by the Company, of the Exercise Price for each whole Warrant Share as to which the Warrant is exercised (such exercise, a “Cash Exercise”).
4.1.3.If the Holder makes a Net Share Settlement Election pursuant to Section 4.1.2 with respect to a Warrant Exercise, then the Warrant Exercise shall be “net share settled” whereupon the Warrant will be converted into shares of Common Stock pursuant to a cashless exercise, after which the Company will issue to the Holder the Warrant Shares equal to the result obtained by (i) subtracting B from A, (ii) dividing the result by A, and (iii) multiplying the difference by C as set forth in the following equation:

X = ((A - B)/A) × C

where:

X	=	the Warrant Shares issuable upon exercise pursuant to this paragraph (c).
A	=	the Market Value on the day immediately preceding the date on which the Holder delivers the applicable Exercise Notice.
B	=	the Exercise Price.
C	=	the number of shares of Common Stock as to which the Warrants are then being exercised (the “Exercise Shares”).

If the foregoing calculation results in a negative number, then no shares of Common Stock shall be issued upon exercise pursuant to this paragraph (c).

4.1.4.Upon compliance with the provisions set forth above, the Company shall deliver or cause to be delivered with all reasonable dispatch to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of whole Warrant Shares issuable upon the exercise of such Warrants or other securities or property to which such Holder is entitled. Such certificate or certificates or other securities or property shall be deemed to have been issued, and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares or other securities or property, as of the date of the surrender of such Warrants, notwithstanding that the stock transfer books of the Company shall then be closed or the certificates or other securities or property have not been delivered.
4.1.5.If less than all the Warrants represented by a Warrant certificate are exercised, such Warrant certificate shall be surrendered and a new Warrant certificate of the same tenor and for the number of Warrants which were not exercised shall be executed by the Company, registered in such name or names as may be directed in writing by the Holder, and shall deliver the new Warrant certificate to the Person or Persons entitled to receive the same.
4.1.6.Certificates, if any, representing Warrant Shares shall bear a Restricted Legend (with all references to Warrants therein replaced by references to Common Stock, and with such changes thereto as the Company may deem appropriate) if (i) the Warrants for which they were issued carried a Restricted Legend or (ii) the Warrant Shares are issued in a transaction exempt from registration under the Securities Act (other than the exemption provided by Section 3(a)(9) of the Securities Act), in each case until and unless the circumstances set forth in Section 3.1.2 apply to such Warrant Shares, and any transfers thereof shall comply with the Restricted Legend.
4.1.7.Notwithstanding anything to the contrary herein, unless otherwise agreed by the Company, the Warrant Shares shall be in uncertificated, book entry form as permitted by the bylaws of the Company and the Delaware General Corporation Law.
4.1.8.If a Holder elects to partially exercise a Warrant, the number of Warrant Shares deliverable upon such partial exercise must be not less than 10,000 Warrant Shares.
4.1.9.Notwithstanding anything herein to the contrary, the Company shall not deliver, or cause to be delivered, any securities, without applicable restrictive legend pursuant to the exercise of a Warrant unless (a) a registration statement under the Securities Act with respect to the issuance of the Common Stock to the Holder is effective and a current prospectus relating to the Common Stock issuable upon exercise of the Warrants is available for delivery to the Holder of the Warrant or (b) in the opinion of counsel to the Company, the exercise of the Warrants is exempt from the registration requirements of the Act and such securities are qualified for sale or exempt from qualification under applicable securities laws of the states or other jurisdictions in which the Holder resides. Warrants may not be exercised by, or securities issued to, any Holder unless the issuance of the Common Stock is registered under the Securities Act or an exemption from the registration requirements thereunder is available, nor may Warrants be exercised by, or securities issued to, any Holder in any state in which such exercise or issuance would be unlawful.
4.1.10.In no event will the Company be obligated to pay a Holder any cash consideration upon exercise or otherwise “net cash settle” the Warrant.
4.2.Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of a Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.
4.3.Opinion of Counsel. The Company shall provide an opinion of counsel prior to the issuance of Warrants in connection with establishing a reserve of Warrants and related Common Stock. The opinion shall state that (i) the offer, issuance and sale of the Warrants solely in the manner contemplated by this Warrant and the issuance of the Warrant Shares upon exercise solely in the manner contemplated by this Warrant and the applicable Warrants, as applicable, are registered under the Securities Act or are exempt from the registration requirements of the Securities Act; provided, however, that such counsel shall express no opinion as to any subsequent sale or resale and (ii) the Warrants have been validly issued and that the Common Stock issuable upon exercise of the Warrants and payment of the exercise price provided in the Warrants will, upon such issuance, be validly issued, fully paid and non-assessable.
4.4.Change of Control. In the event of a Change of Control in which the Company is not the surviving entity (or if the Company is the surviving entity, but is a subsidiary of a new parent entity), (i) the Company shall deliver or to cause to be delivered to such Holder, in exchange for its outstanding Warrants, one or more warrants in the surviving entity or new parent entity, as applicable, that has the same rights, preferences and privileges as the Warrants, subject to appropriate adjustments to be made to the number of shares underlying such warrants and the applicable exercise price to reflect any exchange ratio or similar construct applicable in connection with such Change of Control and (ii) notwithstanding any other provision hereof, all unvested Warrants shall vest and become immediately exercisable immediately prior to the consummation of such Change of Control transaction.
5.Covenants of the Company.
5.1.Payment of Taxes. The Company will pay all documentary, stamp or similar issue or transfer taxes in respect of the issuance or delivery of Warrant Shares upon the exercise of Warrants; provided that the exercising Holder shall be required to pay any such tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrants or any Warrant Shares in a name other than that of the registered holder of a Warrant surrendered upon exercise.
5.2.Rule 144A(d)(4) Information. For so long as any of the Warrants or Warrant Shares remain outstanding and constitute “restricted securities” under Rule 144, the Company will make available upon request to any prospective purchaser of the Warrants or Warrant Shares or beneficial owner of Warrants or Warrants Shares in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act; provided that such information shall be deemed conclusively to be made available pursuant to this Section 5.2 if the Company has filed such information with the Commission via its Electronic Data Gathering, Analysis and Retrieval System and such information is publicly available on such system.
5.3.Reservation of Warrant Shares; Listing; Non-Circumvention.

5.3.1.The Company will at all times reserve and keep available for issuance and delivery, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, such number of its authorized but unissued shares of Common Stock or other securities of the Company as will from time to time be sufficient to permit the exercise in full of all outstanding Warrants, and shall use commercially reasonable efforts to increase the authorized number of shares of Common Stock or other securities if at any time there shall be insufficient unissued shares of Common Stock or other securities to permit such reservation.
5.3.2.The Company or, if appointed, the transfer agent for the Common Stock (the “Transfer Agent”) and every subsequent transfer agent for any securities of the Company issuable upon the exercise of the Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized securities as shall be required for such purpose. The Company will keep a copy of this Warrant on file with the Transfer Agent and with every subsequent transfer agent for any of the Company’s securities issuable upon exercise of the Warrants. The Company will furnish such Transfer Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each Holder pursuant to Section 6.1.4 hereof.
5.3.3.The Company shall use commercially reasonable efforts to cause the Warrant Shares, immediately upon such exercise, to be listed on Nasdaq or the principal securities exchange on which shares of Common Stock or other securities constituting Warrant Shares are listed at the time of such exercise. The Company shall take all such actions as may be necessary to ensure that all Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares may be listed at the time of such exercise.
5.3.4.The Company hereby covenants and agrees that the Company will not, by amendment of its organizational documents or bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of the Warrants.
5.4.Tax Treatment of Net Share Settlement. The Company treat any Net Share Settlement as qualifying for nonrecognition of the applicable Holder’s gain or loss for Federal income tax purposes, including adopting a “plan of reorganization” treating such Net Share Settlement as occurring pursuant to a “reorganization” within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.
6.Adjustments.
6.1.The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 6.1. In the event that, at any time as a result of the provisions of this Section 6.1, the Holders of the Warrants shall become entitled upon subsequent exercise to receive any shares of Capital Stock of the Company other than Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.
6.1.1.Adjustments for Change in Capital Stock.
(a)If the Company pays a dividend (or other distribution) in shares of Common Stock to all holders of the Common Stock, then the Exercise Price in effect immediately following the record date for such dividend (or distribution) shall be divided by the following fraction:

OS1

_______________________

OS0

where

OS0	=	the number of shares of Common Stock outstanding immediately prior to the record date for such dividend or distribution; and
OS1	=

the sum of (A) the number of shares of Common Stock outstanding immediately prior to the record date for such dividend or distribution and (B) the total number of shares of Common Stock constituting such dividend.

In any such event, the number of Warrant Shares issuable upon exercise of each Warrant at the time of the record date for such dividend or distribution shall be proportionately adjusted so that the Holder, after such date, shall be entitled to purchase the number of shares of Common Stock that such Holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to the Warrant after such date had the Warrant been exercised immediately prior to such date.

(b)If the Company issues to all holders of shares of the Common Stock rights, options or warrants entitling them, for a period of not more than 60 days from the date of issuance of such rights, options or warrants, to subscribe for or purchase shares of Common Stock at less than the Market Value determined on the Ex-Date for such issuance, then the Exercise Price in effect immediately following the close of business on the Ex-Date for such issuance shall be divided by the following fraction:

OS0 + X

_______________________

OS0 + Y

where

OS0	=	the number of shares of Common Stock outstanding at the close of business on the record date for such issuance;
X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and
Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the Market Value determined as of the Ex-Date for such issuance.

In any such event, the number of Warrant Shares issuable upon the exercise of each Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Warrant Shares issuable upon the exercise of the Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.

To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Exercise Price and the number of Warrant Shares shall be readjusted to the Exercise Price and the number of Warrant Shares that would have then been in effect had the adjustment made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the Exercise Price and the number of Warrant Shares shall not be adjusted until such triggering events occur. In determining the aggregate offering price payable for such shares of Common Stock, the conversion agent shall take into account any consideration received for such rights, options or warrants and the value of such consideration (if other than cash, to be determined by the Board of Directors).

(c)If the Company subdivides, combines or reclassifies the shares of Common Stock into a greater or lesser number of shares of Common Stock, then the Exercise Price in effect immediately following the effective date of such share subdivision, combination or reclassification shall be divided by the following fraction:

OS1

_______________________

OS0

where

OS0	=	the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, combination or reclassification; and
OS1	=	the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, combination or reclassification.

In any such event, the number of Warrant Shares issuable upon exercise of each Warrant at the time of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Holder, after such date, shall be entitled to purchase the number of shares of Common Stock that such Holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to the Warrant after such date had the Warrant been exercised immediately prior to such date.

(d)If the Company distributes to all holders of shares of Common Stock evidences of indebtedness, shares of Capital Stock (other than Common Stock) or other assets (including securities, but excluding any dividend or distribution referred to in clause (i) above; any rights or warrants referred to in clause (ii) above; and any dividend of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below), then the Exercise Price in effect immediately following the close of business on the record date for such distribution shall be divided by the following fraction:

SP0

_______________________

SP0 – FMV

where

SP0	=	the Closing Sale Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date; and
FMV	=	the fair market value of the portion of the distribution applicable to one share of Common Stock on the Trading Day immediately preceding the Ex-Date as determined by the Board of Directors.

In any such event, the number of Warrant Shares issuable upon the exercise of each Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Warrant Shares issuable upon the exercise of the Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.

In a spin-off, where the Company makes a distribution to all holders of shares of Common Stock consisting of Capital Stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit the Exercise Price shall be adjusted on the fourteenth Trading Day after the effective date of the distribution by dividing the Exercise Price in effect immediately prior to such fourteenth Trading Day by the following fraction:

MP0 + MPS

_______________________

MP0

where

MP0	=

the average of the Closing Sale Price of the Common Stock over each of the first 10 Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution; and

MPS	=

the average of the closing sale price of the Capital Stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over each of the first 10 Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, as reported in the principal securities exchange or quotation system or market on which such shares are traded, or if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the Capital Stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.

In any such event, the number of Warrant Shares issuable upon the exercise of each Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Warrant Shares issuable upon the exercise of the Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.

In the event that such distribution described in this clause (iv) is not so made, the Exercise Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to the Exercise Price that would then be in effect if such dividend distribution had not been declared.

(e)In case the Company effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be adjusted to the price determined by multiplying the Exercise Price in effect immediately prior to the effective date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Value of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (1) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (2) the Market Value per share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase. In such event, the number of Warrant Shares be adjusted to the number obtained by dividing (A) the product of (I) the number of Warrant Shares issuable upon the exercise of the Warrant before such adjustment, and (II) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (B) the new Exercise Price determined in accordance with the immediately preceding sentence.
(f)In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 6.1.1(c)), the Holder’s right to receive Warrant Shares upon exercise of the Warrants shall be converted into the right to exercise the Warrants to acquire the number of shares of stock or other securities or property (including cash) that the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of each Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Holder’s right to exercise each Warrant in exchange for any shares of stock or other securities or property pursuant to this Section 6.1.1(f). In determining the kind and amount of stock, securities or the property receivable upon exercise of each Warrant following the consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Holder shall have the right to make a similar election (including being subject to similar proration constraints) upon exercise of each Warrant with respect to the number of shares of stock or other securities or property that the Holder will receive upon exercise of a Warrant.
(g)Notwithstanding anything herein to the contrary, no adjustment under this Section 6.1 need be made to the Exercise Price unless such adjustment would require an increase or decrease of at least 2.0% of the Exercise Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 2.0% of such Exercise Price.
(h)The Company reserves the right to make such reductions in the Exercise Price in addition to those required in the foregoing provisions as it considers advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. In the event the Company elects to make such a reduction in the Exercise Price, the Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Exercise Price.
(i)Notwithstanding any other provisions of this Section 6.1.1, rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (A) are deemed to be transferred with such shares of Common Stock; (B) are not exercisable; and (C) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 6.1.1 (and no adjustment to the Exercise Price under this Section 6.1.1 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exercise Price shall be made under Section 6.1.1(b). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exercise Price under this Section 6.1.1 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Exercise Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise thereof, the Exercise Price shall be readjusted as if such expired or terminated rights and warrants had not been issued. To the extent that the Company has a rights plan or agreement in effect upon exercise of the Warrants, which rights plan provides for rights or warrants of the type described in this clause, then upon exercise of the Warrants, the Holder will receive, in addition to the Common Stock to which he is entitled, a corresponding number of rights in accordance with the rights plan, unless a Trigger Event has occurred and the adjustments to the Exercise Price with respect thereto have been made in accordance with the foregoing. In lieu of any such adjustment, the Company may amend such applicable stockholder rights plan or agreement to provide that upon exercise of the Warrants, the Holders will receive, in addition to the Common Stock issuable upon such exercise, the rights that would have attached to such Common Stock if the Trigger Event had not occurred under such applicable stockholder rights plan or agreement.
6.1.2.Notwithstanding anything to the contrary in Section 6.1, no adjustment to the Exercise Price shall be made with respect to any distribution or other transaction if Holders are entitled to participate in such distribution or transaction as if they held a number of shares of Common Stock issuable upon exercise of the Warrants immediately prior to such event, without having to exercise their Warrants.
6.1.3.If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter (and before the dividend or distribution has been paid or delivered to stockholders) abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Exercise Price then in effect shall be required by reason of the taking of such record.
6.1.4.Notice of Adjustment. Whenever the Exercise Price is adjusted, the Company shall provide the notices required by Section 6.3 hereof.
6.1.5.Company Determination of Fair Market Value. Notwithstanding anything to the contrary herein, whenever the Board of Directors is permitted or required to determine fair market value, such determination shall be made in good faith.
6.1.6.When Issuance or Payment May be Deferred. In any case in which this Section 6.1 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date the Warrant Shares and other Capital Stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other Capital Stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price and (ii) paying to such Holder any amount in cash in lieu of a fractional share pursuant to Section 6.2 hereof; provided that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional Warrant Shares, other Capital Stock and cash upon the occurrence of the event requiring such adjustment.
(a)Form of Warrants. Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issued.
(b)No Adjustments Below Par Value. Notwithstanding anything herein to the contrary, no adjustment will be made to the Exercise Price if, as a result of such adjustment, the Exercise Price per Warrant Share would be less than the par value of the Company’s Common Stock (or other Capital Stock for which any Warrant is exercisable); provided that, before taking any action which would but for the foregoing limitation in this sentence have caused an adjustment to reduce the Exercise Price below the then par value (if any) of its Common Stock (or other Capital Stock for which any Warrant is exercisable), the Company will take any corporate action which would, in the opinion of its counsel, be necessary in order that the Company may validly issue Warrant Shares at the Exercise Price as so adjusted.
6.2.Fractional Interests. The Company shall not be required to issue fractional Warrant Shares or scrip representing fractional shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares issuable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 6.2, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall issue one additional whole Warrant Share in lieu of such fraction.
6.3.Notices to Warrant Holders.
6.3.1.Upon any adjustment of the Exercise Price pursuant to Section 6.1 hereof, the Company shall promptly thereafter cause to be given to each of the Holders (i) a certificate of the Chief Financial Officer of the Company setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) or other securities or property issuable after such adjustment in the Exercise Price, upon exercise of a Warrant, which certificate shall be a rebuttable presumption of the correctness of the matters set forth therein, and (ii) written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 6.3.
6.3.2.In case:

(a)the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants;
(b)the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets (other than dividends or distributions referred to in Section 6.1.1 hereof);
(c)of any reclassification or change of Common Stock issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or a tender offer or exchange offer for shares of Common Stock by the Company;
(d)of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or
(e)the Company proposes to take any action which would require an adjustment of the Exercise Price pursuant to Section 6.1 hereof; then the Company shall cause to be given to each of the Holders, at least 10 days prior to any applicable record date, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (x) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, (y) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (z) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 6.3 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.
6.4.No Rights as Stockholders. Nothing contained in this Warrant shall be construed as conferring upon the holders of Warrants the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever, including the right to receive dividends, as stockholders of the Company, or the right to share in the assets of the Company in the event of its liquidation, dissolution or winding up, except in respect of Common Stock received following exercise of Warrants. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.
7.Miscellaneous.

7.1.Tax Reporting. Each of the parties hereto agrees (and each beneficiary to this Warrant shall be deemed to acknowledge) that the aggregate fair market value of the Warrants issued on the date hereof is as follows.

Series B Warrants: $6,390,000

Series C Warrants: $1,872,000

Series D Warrants: $1,260,000

Series E Warrants: $702,000

Series F Warrants: $405,000

None of the parties hereto (nor any beneficiary hereto) shall take any position or permit any of its Affiliates to take any position (whether in connection with audits, tax returns or otherwise) that is inconsistent with such fair market value.

7.2.Warrantholder Actions.
7.2.1.Any notice, consent to amendment, supplement or waiver under this Warrant to be given by a Holder (an “act”) may be evidenced by an instrument signed by the Holder delivered to the Company.
7.2.2.Any act by the Holder of any Warrant binds that Holder and every subsequent Holder of a Warrant certificate that evidences the same Warrant of the acting Holder, even if no notation thereof appears on the Warrant certificate.
7.3.Notices.
7.3.1.Any notice or communication to the Company is duly given if in writing (i) when delivered in person, (ii) five days after mailing when mailed by first class mail, postage prepaid, (iii) by overnight delivery by a nationally recognized courier service, (iv) when receipt has been acknowledged when sent via email or (v) when sent by facsimile transmission, with transmission confirmed. In each case the notice or communication should be addressed as follows:

Nuvve Holding Corp.

2468 Historic Decatur Road

San Diego, California 92106

Attention: Gregory Poilasne and Stephen Moran

Email: gregory@nuvve.com and smoran@nuvve.com

with a copy to, which shall not constitute notice to the Company:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02110

Attention: Sahir Surmeli and Eric Macaux

Email: ssurmeli@mintz.com, ewmacaux@mintz.com

and

Graubard Miller

The Chrysler Building

405 Lexington Ave., 11th Floor

New York, NY 10174

Attention: Eric Schwartz

Email: eschwartz@graubard.com

7.3.2.Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given (i) five days after mailing when mailed to the Holder at its address as it appears on the Register by first class mail or (ii) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; provided, that if the Company has been made aware of a different address pursuant an applicable Warrant, the Company shall provide such notice to such address instead. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders. If notice or a communication is to be provided to Stonepeak or Evolve, such notice or communication should be addressed as follows

If to Stonepeak:

Stonepeak Partners LP

55 Hudson Yards

550 W. 34th Street, 48th Floor

New York, NY 10001

Attention: Trent Kososki, William Demas and Adrienne Saunders

Email: kososki@stonepeakpartners.com; demas@stonepeakpartners.com; LegalandCompliance@stonepeakpartners.com

A copy of the communication (which shall not constitute notice) shall be sent to:

Kirkland & Ellis LLP
609 Main St.
Houston, Texas 77002
Attention: Julian J. Seiguer, P.C. and John D. Pitts, P.C.
Email: julian.seiguer@kirkland.com; john.pitts@kirkland.com

If to Evolve:

Evolve Transition Infrastructure LP

1360 Post Oak Blvd

Suite 2400

Houston, TX 77056

Attention: Charles Ward

Email: cward@evolvetransition.com

A copy of the communication (which shall not constitute notice) shall be sent to:

Sidley Austin LLP
1000 Louisiana Street
Houston, Texas 77002
Attention: Cliff Vrielink and George Vlahakos
Email: cliff.vrielink@sidley.com; George.vlahakos@sidley.com

7.3.3.Where this Warrant provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice.
7.4.Supplements and Amendments.
7.4.1.The Company may amend or supplement the Warrants without notice to or the consent of any Holder:
(a)to cure any defective or inconsistent provision or mistake in the Warrants in a manner that is not inconsistent with the provisions of the Warrants and that does not adversely affect the rights, preferences and privileges of the Warrants or any Holder; or
(b)to evidence and provide for the acceptance of an appointment hereunder by a warrant agent or successor warrant agent.
7.4.2.Except as otherwise provided in Section 7.4.1 or 7.4.3, the Warrants may be amended by and only by means of a written amendment signed by the Company and the Holders of a majority of the outstanding Warrants. Any amendment or modification of or supplement to the Warrants, any waiver of any provision of the Warrants, and any consent to any departure by the Company from the terms of any provision of the Warrants shall be effective only in the specific instance and for the specific purpose for which such amendment, supplement, modification, waiver or consent has been made or given. In addition, any term of a specific Warrant may be amended or waived with the written consent of the Company and the Holder of such Warrant.
7.4.3.Notwithstanding the provisions of Section 7.4.2, without the consent of each Holder affected, an amendment or waiver may not:
(a)increase the Exercise Price;
(b)reduce the term of the Warrants;

(c)make a material and adverse change that does not equally affect all Warrants; or
(d)decrease the number of shares of Common Stock, cash or other securities or property issuable upon exercise of the Warrants,

except, in each case, for adjustments expressly provided for in this Warrant.

7.4.4.It is not necessary for Holders to approve the particular form of any proposed amendment, supplement or waiver if their consent approves the substance thereof.
7.4.5.An amendment, supplement or waiver under this Section will become effective on receipt by the Company of written consents from the Holders of the requisite percentage of the outstanding Warrants. After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice describing the amendment, supplement or waiver in reasonable detail. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.
7.4.6.After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Warrant with respect to which consent was granted.
7.4.7.If an amendment, supplement or waiver changes the terms of a Warrant, the Company may require the Holder to deliver it to the Company so that the Company may place an appropriate notation of the changed terms on the Warrant and return it to the Holder, or exchange it for a new Warrant that reflects the changed terms. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Warrants in this fashion.
7.5.Governing Law. The Warrants shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to principles of conflicts of laws). Any proceeding or action against any party relating to the foregoing shall be brought in the courts of the State of New York sitting in New York City in the borough of Manhattan or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York located therein, and the parties shall submit to the exclusive jurisdiction of each such court in any such proceeding or action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

7.6.Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.
7.7.Entire Agreement. This Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.
7.8.Binding Effect. This Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.
7.9.Waiver, Etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.
7.10.Exchange. At the election of the Company or Stonepeak, the Company shall issue the Warrants in the future in certificated form under a warrant agreement between the Company and a warrant agent, on terms substantially the same as those set forth herein, and each Holder agrees, upon notice from the Company, to exchange this Warrant for a warrant certificate issued pursuant to the warrant agreement evidencing the rights of the Holders hereunder.
7.11.Further Assurances. The Company shall perform, acknowledge and deliver or cause to be performed, acknowledged and delivered all such further and other acts, documents, instruments and assurances as may be reasonably required for carrying out or performing the provisions of this Warrant.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the 17th day of May, 2021.

NUVVE HOLDING CORP.

By:  /s/ Gregory Poilasne

Name: Gregory Poilasne

Title: Chairman and Chief Executive Officer

Accepted and agreed,

HOLDER:

EVOLVE TRANSITION INFRASTRUCTURE LP

By: Evolve Transition Infrastructure GP LLC, its general partner

By:  /s/ Charles C. Ward

Name: Charles C. Ward

Title: Chief Financial Officer & Secretary

[Form of Exercise Notice]

(To Be Executed Upon Exercise Of Series C Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive shares of Common Stock and, unless making a Net Share Settlement Election as provided below, herewith tenders payment for such shares of Common Stock to the order of Nuvve Holding Corp. (the “Company”) in the amount of $                       in accordance with the terms of the Warrant Agreement. Notwithstanding the foregoing, by checking the box following this paragraph, the undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive shares of Common Stock pursuant to the Net Share Settlement procedures set forth in the Warrant Agreement in lieu of a Cash Exercise: ◻

The undersigned requests that a certificate for such shares be registered in the name of,                       whose address is and that such shares be delivered to                      , whose address is                      . If said number of shares is less than all of the shares of Common Stock issuable hereunder, the undersigned requests that a new Warrant representing the remaining balance of such shares be registered in the name of , whose address is , and that such Warrant be delivered to , whose address is .

If the Warrant Shares to be delivered pursuant this Exercise Notice have not been registered pursuant to a registration statement that has been declared effective under the Securities Act, the undersigned represents and warrants that (x) it is a qualified institutional buyer (as defined in Rule 144A) and is receiving the Warrant Shares for its own account or for the account of another qualified institutional buyer, and it is aware that the Company is issuing the Warrant Shares to it in reliance on Rule 144A; (y) it is an “accredited investor” within the meaning of Rule 501 under the Securities Act; or (z) it is receiving the Warrant Shares pursuant to another available exemption from the registration requirements of the Securities Act. Prior to receiving Warrant Shares pursuant to clause (x) above, the Company may request a certificate substantially in the form of Exhibit A to the Warrant Agreement. Prior to receiving Warrant Shares pursuant to clause (y) above, the Company may request a certificate substantially in the form of Exhibit B and/or an opinion of counsel.

Signature

Date:

[Signature Guaranteed]

Signatures must be guaranteed by an “eligible guarantor institution”, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto (the “Assignee”)

(Please type or print block letters)
(Please print or typewrite name and address including zip code of assignee)

the within Warrant and all rights thereunder (the “Securities”), hereby irrevocably constituting and appointing attorney to transfer said Warrant Certificate on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Warrant Certificate occurring prior to the removal of the Restricted Legend, the undersigned confirms (i) the understanding that the Securities have not been registered under the Securities Act of 1933, as amended; (ii) that such transfer is made without utilizing any general solicitation or general advertising; and (iii) further as follows:

Check One

☐ (1) This Warrant Certificate is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit A to the Warrant Agreement is being furnished herewith.

or

☐ (2) This Warrant Certificate is being transferred other than in accordance with (1) above and documents are being furnished which comply with the conditions of transfer set forth in this Warrant and the Warrant Agreement.

If none of the foregoing boxes is checked, the Company is not obligated to register this Warrant in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Warrant Agreement have been satisfied.

Date:

Seller

By

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

__________________________________
[Signature Guaranteed]

Signatures must be guaranteed by an “eligible guarantor institution”, which requirements include membership or participation in the Security Transfer Agent Medallion Program

(“STAMP”) or such other “signature guarantee program” in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A

Rule 144A Certificate

,

[●]
[●]
Attention: [●]

Re:	Warrants to acquire Common Stock of Nuvve Holding Corp. (the “Warrants”) Issued under the Warrant Agreement (the “Agreement”) dated as of May 17, 2021 relating to the Warrants

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐ A. Our proposed purchase of Series [●] Warrants issued under the Agreement.

☐ B. Our proposed exchange of Series [●] Warrants issued under the Agreement for an equal number of Series [●] Warrants to be held by us.

We and, if applicable, each account for which we are acting, in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of                           , 20              , which is a date on or since close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Warrants to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

A-1

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS) OR OWNER (FOR EXCHANGES)]

By:Name:Title:Address: Date:

A-2

EXHIBIT B

Accredited Investor Certificate

,

[●]
[●]
Attention: [●]

Re:	Warrants to acquire Common Stock of Nuvve Holding Corp. (the “Warrants”) Issued under the Warrant Agreement (the “Agreement”) dated as of May 17, 2021 relating to the Warrants

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐ A. Our proposed purchase of Series [●] Warrants issued under the Agreement.

☐ B. Our proposed exchange of Series [●] Warrants issued under the Agreement for an equal number of Warrants to be held by us.

We hereby confirm that:

1.We are an “accredited investor” (an “Accredited Investor”) within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”).

2.Any acquisition of Warrants by us will be for our own account or for the account of one or more other Accredited Investors as to which we exercise sole investment discretion.

3.We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Warrants and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Warrants.

4.We are not acquiring the Warrants with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5.We acknowledge that the Warrants have not been registered under the Securities Act and that the Warrants may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

We agree for the benefit of the Company, on our own behalf and on behalf of each account for which we are acting, that such Warrants may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Company or any subsidiary thereof, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) to a person it reasonably believes is a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) to an Accredited Investor that, prior to such transfer, delivers a duly completed and signed certificate (the form of which may be obtained from the Company) relating to the restrictions on transfer of the Warrants, or (e) pursuant to any other available exemption from the registration requirements of the Securities Act.

Prior to the registration of any transfer in accordance with (c) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Company) must be delivered to the Company. Prior to the registration of any transfer in accordance with (d) or (e) above, we acknowledge that the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any exemption from the registration requirements of the Securities Act.

We understand that the Company will not be required to accept for registration of transfer any Warrants acquired by us, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with. We further understand that the Warrants acquired by us will bear a legend reflecting the substance of the preceding paragraph. We further agree to provide to any person acquiring any of the Warrants from us a notice advising such person that resales of the Warrants are restricted as stated herein and that the Warrants will bear a legend to that effect.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR

TRANSFERS) OR OWNER (FOR

EXCHANGES)]

By:Name:Title:Address: Date:

Upon transfer, the Warrants would be registered in the name of the new beneficial owner as follows:

Taxpayer ID number: ____________________

EXHIBIT C

Securities Purchase Agreement

[See attached]

C-1

EXHIBIT D

Restricted Legend

THIS WARRANT AND THE UNDERLYING COMMON STOCK THAT MAY BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THIS WARRANT EVIDENCES AND ENTITLES THE REGISTERED HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH HEREIN. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH WARRANT AND THE UNDERLYING COMMON STOCK THAT MAY BE ISSUED UPON ITS EXERCISE, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER

D-1

AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

D-2